EXHIBIT 23.3

16 September, 2010

To whom it may concern,

CONSENT

This is to confirm that Ciao Surveys GmbH conducted consumer surveys commissioned by SodaStream International Ltd. in the following countries as detailed below:

Country	Date of Survey	Number of Respondents
Austria	September 2009	1014
Australia	September 2009	997
Belgium	September 2009	1007
Finland	September 2009	1000
France	June 2009	506
Germany	September 2009	1024
Italy	September 2009	1023
South-Africa	September 2009	984
Switzerland	September 2009	1004

The survey questions included the following question:

1.	Do you have or have you ever had a home carbonation system or a similar appliance in your household? (refer to the past 5 years)
2.	Which make is / was this Home Carbonation System?

We hereby give our consent to the use of data from the above surveys in the Registration Statement on Form F-1 (the “Registration Statement”) filed by SodaStream International Ltd. (the “Company”) and related prospectus of the Company and to the reference in the Registration Statement and the related prospectus to Ciao Surveys GmbH’s name in connection therewith.

Sincerely,	Ciao Surveys GmbH
Hopfenstrasse 8
/s/ Anna Meiler	D-80335 München
Ciao Surveys GmbH	Tel: +49 (0)89 444 451 0100
Fax: +49 (0)89 3580 4639
Name: Anna Meiler
Title: Key Account Manager